LEASE AGREEMENT

                     DATE OF LEASE EXECUTION: June 16, 2004

                                    ARTICLE I
                                 REFERENCE DATA

1.1     SUBJECTS REFERRED TO:
        Each reference in this Lease to any of the following subjects shall be construed to incorporate the delta stated for that subject in this
        Section 1.1:

BUILDING:   Marathon Oil Building, 7301 Northwest Highway, Oklahoma City, OK
            73132

LANDLORD:   Corporate Realty Income Fund I, L.P., a Delaware limited partnership

MANAGING AGENT:   Landlord or its designee

LANDLORD'S ADDRESS:      475 Fifth Avenue, Suite 2100
                         New York, New York 10017

TENANT: Mercury Insurance Services, LLC, a California limited liability company

TENANT'S ADDRESS (FOR NOTICE AND BILLING): 7301 Northwest Highway, Oklahoma City, OK 73132

TENANT'S REPRESENTATIVE: NAI Harrison Levy Company

RENTABLE FLOOR AREA OF TENANT'S SPACE: 51,195 sq. ft., consisting of 43,881 sq. ft. on the first floor, known as Suite 100, plus the entire basement, other than the Building common telephone room and mechanical areas, constituting 7,314 usable square feet

TOTAL RENTABLE FLOOR AREA OF THE BUILDING:  100,650 sq. ft.

TENANT'S RENTABLE FLOOR AREA AS PERCENTAGE OF TOTAL BUILDING:  50.86%

COMMENCEMENT DATE:       November 1, 2004, or completion of construction,
                         if earlier, as set forth in Section 2.2.1

TERM EXPIRATION DATE:    December 31, 2009

APPROXIMATE TERM: Five (5) Years, Two (2) Months, subject to two (2) renewals each for five (5) additional years as set forth in Section 2.2.3.

FIXED RENT: See Schedule A hereto.

Tenant's Annual Fixed Rent will be payable in equal monthly payments on the first day of each month commencing January 1, 2005.

FIRST CALENDAR YEAR FOR TENANT'S PAYING OPERATING COST
ESCALATION: Year Commencing January 1, 2006

SECURITY DEPOSIT: None

GUARANTOR:  Mercury Casualty Company, a California corporation

PERMITTED USES:   General Office

TENANT PUBLIC LIABILITY INSURANCE:  BODILY INJURY:   $1,000,000
                                    PROPERTY DAMAGE:   $500,000

1.2     SCHEDULES; EXHIBITS

The schedule and exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as part of this Lease:

SCHEDULE A      Fixed Rent Schedule
EXHIBIT A       Legal Description of the Lot.
EXHIBIT B       Plan showing Tenant's Space.
EXHIBIT C       Landlord's Services
EXHIBIT D       Rules and Regulations.
EXHIBIT E       Subordination, Non-Disturbance and Attornment Agreement.
EXHIBIT F       Tenant Improvement Letter.
EXHIBIT G       Form of Estoppel Certificate.

                                   ARTICLE II
                                PREMISES AND TERM

2.1     PREMISES.

        Subject to and with the benefit of the provisions of this Lease and any ground lease or land disposition agreement relating to the land parcel described in Exhibit A on which the Building is located (the "Lot"), Landlord hereby leases to Tenant, and Tenant leases from Landlord, Tenant's Space in the Building as set forth in Exhibit B of this Lease, excluding exterior faces of exterior walls, the common facilities area and building service fixtures and equipment serving exclusively or in common other parts of the Building. Tenant's Space, with such exclusions, is hereinafter referred to as the "Premises."

        Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common facilities included in the Building or on the Lot, including the parking facility, if any, to the extent from time to time designated by Landlord; and (b) the building service fixtures and equipment serving the Premises including, without limitation, the Building common telephone room.

        Landlord reserves the right from time to time, without unreasonable interference with Tenant's use, (a) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building or either, building service fixtures and equipment wherever located in the Building and (b) to alter or relocate any other common facility provided that substitutions are substantially equivalent or better.

2.2     TERM.

        2.2.1 Commencement Date The "Commencement Date" of this Lease shall be the earlier of November 1, 2004 or the date the Premises are Ready for Occupancy, as defined in Exhibit F, unless the Tenant occupies the Premises prior thereto in which case the Commencement Date shall be the date of such occupancy. Promptly following the Commencement Date, Landlord and Tenant shall execute an agreement acknowledging that Tenant has accepted possession, and reciting the exact Commencement Date. The failure by either party, or both parties, to execute such an agreement shall not affect the rights or obligations of either party hereunder. Such agreement, when so executed and delivered, shall be deemed to be a part of this Lease.

        2.2.2 Primary Term. Subject to the provisions hereof, Tenant shall have and hold for a period (the "Primary Term") commencing on the Commencement Date and continuing until the Expiration Date, unless sooner terminated as provided in Section 7.1 or in Article IX.

        2.2.3 Renewal Term. Subject to the provisions hereof, Tenant shall have and hold for a period (the "Initial Renewal Term") commencing on January 1, 2010 and continuing until December 31, 2014, and for an additional period (the "Second Renewal Term") commencing on January 1, 2015 and continuing until December 31, 2019, unless sooner terminated as provided in Section 7.1 or
Section 11.1. The Primary Term and any Renewal Terms are hereby collectively referred to as the "Term."

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                                   ARTICLE III
                               TENANT IMPROVEMENTS

3.1 Tenant shall be responsible for the planning and Landlord shall be responsible for the construction of the tenant improvements (the "Tenant Improvements") described in the letter agreement (the "Tenant Improvement Letter"), entered into between Tenant and Landlord simultaneously with the execution and delivery hereof substantially in the form attached hereto as Exhibit F. The parties hereto shall perform their respective obligations set forth in the Tenant Improvement Letter as if such obligations were set forth herein.

                                   ARTICLE IV
                                      RENT

4.1     RENT.

        4.1.1 Fixed Rent. Tenant agrees to pay, without any offset or reduction whatever (except as made in accordance with the express provisions of this Lease), by check to Landlord at Landlord's Address, fixed rent equal to 1/12th of the Fixed Rent in equal Installments, in advance on the first day of each calendar month included in the Term all as set forth in Schedule A; and for any portion of a calendar month at the beginning or end of the Term, at the rate payable for such portion, in advance.

        4.1.2 Additional Rent. In addition to paying Fixed Rent, Tenant shall pay to Landlord as additional rent ("Additional Rent") the Operating Cost Escalation, as set forth in Section 4.2 below, any late charges, as set forth in
Section 4.4 below, and Tenant electric charges for the electrical service to the Premises provided by Landlord pursuant to clause VII of Exhibit C hereto (excluding the electrical service necessary for Landlord to provide heating, ventilation and air conditioning as set forth in clause II A of Exhibit C which shall be included in Landlord's Operating Costs, as defined below) and any other sums payable hereunder. Tenant shall be billed for such use and Tenant agrees to pay each bill promptly in accordance with its terms.

4.2     OPERATING COST ESCALATION.

        For each calendar year within which falls any part of the Term, Tenant shall pay to Landlord, as Additional Rent, Operating Cost Escalation. Such payment shall be prorated for any partial calendar month or year during the Term. Operating Costs for calendar year 2005 shall be paid by Landlord. "Operating Costs" shall mean all expenses, costs and disbursements of every kind and nature, without duplication, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, management, maintenance, repair, replacement, protection and security of the Building and Lot, determined on an accrual basis and adjusted to reflect a 95% occupied Building in accordance with generally accepted accounting principles, excluding the interest and amortization on mortgages for the Building and Lot or leasehold interests herein and the cost of special services rendered to tenants (including Tenant) for which a special charge is made, or any other cost normally considered to be of a capital nature in accordance with GAAP, but including, without limitation: real estate taxes on the Building and Lot, installments and interest on assessments for public betterments or public improvements; expenses of any proceeding for abatement of taxes and assessments with respect to any Calendar Year or fraction of a Calendar Year; premiums for the insurance maintained by Landlord pursuant to Section 5.4 below; compensation and all fringe benefits, workmen's compensation insurance premiums and payroll taxes paid by Landlord to, or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building and Lot; steam, water, sewer, electric, gas, telephone, and other utility charges not billed directly to tenants by Landlord or the utility, costs of building and cleaning supplies and equipment (including rental); cost of maintenance, cleaning and repairs; cost of snow plowing or removal, or both, and care of landscaping; payments to independent contractors under service contracts for cleaning, operating, managing, maintaining and repairing the Building and Lot (which payments may be to affiliates of Landlord provided the same are at reasonable rates consistent with the type of occupancy and the services rendered); and all other reasonable and necessary expenses paid in connection with the operation, cleaning, maintenance, and repair of the Building and Lot, or either, and properly chargeable against income, it being agreed that if Landlord installs a new or replacement capital item for the purpose of reducing Landlord's Operating Costs, the cost thereof as reasonably amortized by Landlord, with legal interest on the unamortized amount, shall be included in Landlord's Operating Costs.

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

        "Operating Cost Escalation " shall be equal to the difference, if any, between

        (a) the product of Landlord's base Operating Cost as indicated in Landlord's Statement for calendar year 2005 and a fraction, the numerator of which shall be the Rentable Floor Area of Tenant's Space and the denominator of which shall be the Total Rentable Floor Area of the Building, and

        (b) the product of the Annual Estimated Operating Costs for such year (as reduced pursuant to this Section 4.2) and a fraction, the numerator of which shall be the Rentable Floor Area of Tenant's Space and the denominator of which shall be the total Rentable Floor Area of the Building.

        In case of special services which are not rendered to all areas on a comparable basis, the proportion allocable to the Premises shall be the same proportion which the Rentable Floor Area of Tenant's Space bears to the total rentable floor area to which such service is so rendered (such latter area to be determined in the same manner as the Total Rentable Floor Area of the Building).

        If with respect to any Calendar Year, or fraction thereof, during the Term, landlord estimates that Tenant will be obligated to pay Operating Cost Escalation, then Tenant shall pay, as Additional Rent, on the first day of each month of such Calendar Year, Estimated Monthly Escalation Payments equal to 1/12th of the Landlord's estimate of the Operating Cost Escalation for such Calendar Year. Landlord shall provide Tenant a detailed statement prepared by a certified public accountant (who may be an employee of Landlord) within ninety
(90) days (or as soon thereafter as reasonably possible) after the end of each Calendar Year, showing the specific nature and amount of the actual Operating Costs. If Tenant's share of actual Operating Costs for such Calendar Year exceeds the aggregate of the estimated Operating Costs installments collected by Landlord from Tenant, Tenant shall pay to Landlord such excess, within thirty
(30) days following Tenant's receipt of a written explanation as to the specific nature and amount of the Tenant's recalculation of its share of actual Operating Costs. If Tenant's share of actual Operating Costs for such calendar year is less than the aggregate of the estimated Operating Costs installments collected by Landlord from Tenant, Landlord shall pay to Tenant such excess, within thirty
(30) days following Tenant's receipt of a written explanation as to the specific nature and amount of its proportionate share of actual Operating Costs. If the expiration or termination date of this Lease is not the last day of a calendar year, then Tenant's share of actual Operating Costs shall be prorated.

        The term "real estate taxes" as used above shall mean all taxes of every kind and nature assessed by any governmental authority on the Lot, the Building and improvements, or both, which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot, the Building and improvements, or both, subject to the following: There shall be excluded from such taxes all income taxes, excess profits taxes, excise taxes, franchise taxes, estate, succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem real property tax, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot, Building and improvements, or both, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included with the term "real estate taxes."

        Landlord shall have the right from time to time to change the periods of accounting under this Section 4.2 to any annual period other than a Calendar Year, and upon any such change all items referred to in this Section shall be appropriately apportioned. In all Landlord's Statements rendered under this Section, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord's Statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord's Statement, and appropriate adjustment shall be made according thereto. All of Landlord's statements shall be prepared on an accrual basis of accounting.

        Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a Calendar Year, then for such fraction of a Calendar Year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Statement and shall be made on or before the later of (a) 10 days after Landlord delivers such estimate to Tenant or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's Statement.

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

        To the extent provided by unrelated third parties, Landlord's Operating Costs shall, consistent with the services rendered or the materials supplied, be competitive and reasonable. Landlord's Operating Costs may include payments to affiliates of Landlord provided that such payments are not in excess of costs which would be incurred if services were performed or materials were provided by unrelated third parties.

        Tenant, at is own expense, shall have the right, no more frequently than once each fiscal year, following prior written notice to Landlord, to examine Landlord's books and records relating to Landlord's Operating Costs for the current year and the two preceding years, during normal business hours and at a time mutually agreed upon by Landlord and Tenant, which examination may be conducted by Tenant or by the independent certified public accountant retained by Tenant at Tenant's expense. In the event any examination by Tenant results in a determination that Tenant is entitled to a refund exceeding $ 1,000 of payments previously made to Landlord by Tenant with respect to any Calendar Year, Landlord shall reimburse Tenant the reasonable costs incurred by Tenant in conducting such examination.

        Landlord's Operating Costs shall not include (i) costs associated with Landlord's employees not employed on the Lot (except Landlord's operating manager and such manager's secretary and the costs associated with such employees shall be reasonably allocated by Landlord among those buildings served by such employees) or (ii) except as otherwise specified in Section 4.2, any costs normally treated as capital expenditures.

4.3     CONTROLLABLE OPERATING EXPENSE.

        All Controllable Operating Expenses shall be capped at cumulative increases of 4% per annum from the Controllable Operating Expenses for the calendar year 2005. "Controllable Operating Expenses" means all Operating Expenses excluding real estate taxes, assessments, dues, insurance and utilities.

4.4     PAYMENTS.

        All payments of fixed and additional rent shall be made to Landlord, or to such other person as Landlord may from time to time designate. If any installation of rent, fixed or additional, or on account of leasehold improvements is paid more than 15 days after the due date thereof, at Landlord's election, it shall bear interest at the rate of 18% per annum from such due date, which interest shall be immediately due and payable as further additional rent.

                                    ARTICLE V
                              LANDLORD'S COVENANTS

5.1     LANDLORD'S COVENANTS DURING THE TERM.

        Landlord covenants during the Term:

        5.1.1 Building Services - To furnish, through Landlord's employees or independent contractors, the services listed in Exhibit C;

        5.1.2 Additional Building Services - To furnish, through Landlord's employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord to be paid by Tenant;

        5.1.3 Repairs - Except as otherwise provided in Article VII, to make such repairs to the roof, exterior walls, floor slabs and common facilities of the Building as may be necessary to keep them in serviceable condition;

        5.1.4 Quiet Enjoyment - That Landlord has the right to make this Lease and that Tenant on paying the rent and performing its obligations hereunder shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject however to all the terms and provisions hereof; and

        5.1.5 Indemnification - To defend, with counsel reasonably acceptable to Tenant, save harmless, and indemnify Tenant from any liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees): (i) arising from the omission, fault, willful act, negligence or other misconduct of Landlord or from any use made or thing done by or arising through Landlord on the Premises and not due to the omission, fault, willful act, negligence or other misconduct of Tenant or
(ii) resulting from the failure of Landlord to perform and discharge its covenants and obligations under this Lease.

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

5.2     INTERRUPTIONS.

        Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or Lot. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond landlord's control, Landlord shall not be liable to Tenant therefore, nor, except as expressly otherwise provided in Article VII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

        Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary or material inconvenience to Tenant by reason thereof.

        Provided, however, in the event of any interruption in the Building Services described in Exhibit C from a cause or event within the reasonable control of Landlord which interruption renders the Premises or any portion thereof untenantable for normal office usage, then, from a date five business days following Landlord's receipt of notice of such interruption of services until the resumption of such services, the rent payable hereunder shall be equitably reduced, as reasonably determined by Landlord, to the extent that the Premises are so untenantable for normal office usage. Notwithstanding anything to the contrary in this Section 5.2, if such interruption continues for 30 days, Tenant shall have the right to terminate this Lease, provided, however, if Landlord is diligently pursuing resumption of such services, Tenant shall have the right to terminate this Lease only if such interruption continues for 90 days from the date of receipt by Landlord of notice thereof and only with respect to such portion of the Premises rendered untenantable.

5.3     LANDLORD'S WARRANTY.

        Landlord will, prior to the Commencement Date, put the Premises and all normal Building service lines and equipment (including and without limitation, plumbing, electrical, heating, ventilation, air conditioning and elevators) in good repair and condition; and during the Term shall keep in good order and repair the Premises, Building and Building equipment, including without limitation, the plumbing, heating, lighting and other electrical equipment, ventilation, air conditioning, elevator equipment and parking areas. Landlord agrees to comply with all rules, regulations, laws, ordinances and legal requirements which affect the Building or the Premises or which require repairs or alterations, changes or additions to the Premises, and to maintain the parking lot, sidewalks, corridors, stairways, elevators and all other means of ingress and egress for the Premises and all public portions of the Building in good repair and in a clean and safe condition.

5.4     LANDLORD'S INSURANCE.

        Landlord shall maintain (i) all-risk casualty insurance with respect to the Building for full replacement cost; and (ii) commercial general liability insurance on the common areas, with Tenant as an additional insured, in an amount not less than $1,000,000.

                                   ARTICLE VI
                               TENANT'S COVENANTS

6.1     TENANT'S COVENANTS DURING THE TERM.

        Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

        6.1.1 Tenant's Payments - To pay when due (a) all Fixed Rent and Additional Rent, (b) all taxes which may be imposed on Tenant's personal property in the Premises (including, without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, (c) all charges by public utility for telephone and other utility services (including service inspections therefor) rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge, and (d) as Additional Rent, all charges of Landlord for services rendered pursuant to
Section 5.1.2 hereof;

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        6.1.2   Repairs and Yielding Up - Except as otherwise provided in
Article VII and Section 5.1.3 to keep the Premises in good order, repair and condition, reasonable wear only excepted, and on the last day of the Term, or upon the earlier termination of this Lease, to peaceably and quietly surrender the Premises to Landlord, clean and in the same order, repair and condition as when delivered to Tenant, excepting only reasonable wear and tear resulting from normal use. Prior to surrender, Tenant at its sole cost and expense covenants to remove all liens and other encumbrances which may then still be in effect and which may have resulted from the acts or omissions of Tenant. All improvements and alterations, if any, made by Tenant shall remain with the Premises and Landlord shall have no liability therefor;

        6.1.3 Occupancy and Use - Continuously from the Commencement Date, to use and occupy the Premises only for the Permitted Uses; and not to injure or deface the Premises, Building, or Lot; and not to permit in the Premises any auction sale, nuisance, or the emission from the Premises of any objectionable noise or odor; nor any use thereof which is improper, offensive, contrary to law or ordinances, or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building;

        6.1.4 Rules and Regulations - To comply with the Rules and Regulations set forth in Exhibit D of this Lease and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Lot and their facilities and approaches, it being understood that Landlord shall not be liable to Tenant for the failure of other Tenants of the Building to conform to such Rules and Regulations.

        6.1.5 Safety Appliances - To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulations of any public authority because of any use made by Tenant and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses;

        6.1.6 Assignment and Subletting - Tenant may, without the prior written consent of Landlord, sublease all or any portion of the Promises provided that: (a) Tenant shall give Landlord written notice of any such sublease, together with a true and accurate copy of each sublease agreement; (b) each sublessee shall use the premises solely for general office purposes and in full compliance with applicable laws and ordinances; (c) each sublessee shall comply with the terms and conditions of this Lease, including, but not limited to, the Rules and Regulations applicable to use of the Building; and (d) in no event shall any sublease affect or diminish, in any way, the agreement of Tenant to fully perform its obligations in accordance with the terms of this Lease;

        6.1.7 Indemnification - To defend, with counsel reasonably acceptable to Landlord, save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees): (i) arising from the omission, fault, willful act, negligence or other misconduct of Tenant or from any use made or thing done by or arising through Tenant on the Promises and not due to the omission, fault, willful act, negligence or other misconduct of Landlord or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease;

        6.1.8 Tenant's Liability Insurance - To maintain Tenant Public Liability Insurance on the Premises in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1 and from time to time during the Term, shall be for such higher limits, if any, as, are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes, showing Landlord as an additional insured on all such policies, and to furnish Landlord with the certificates thereof. Notwithstanding the above, so long as Tenant is a subsidiary of the Guarantor and Guarantor maintains an A.M. Best's rating of A:X or better and is authorized to do business in the State of Oklahoma, Tenant shall be permitted to self-insure. If so requested by any mortgagee or potential mortgagee of the Building, Tenant shall cooperate with Landlord or such mortgagee by providing such parties with additional information with respect to such insurance including a written description regarding its self-insurance program, if any;

        6.1.9 Tenant's Workmen's Compensation Insurance - To keep all Tenant's employees working in the premises covered by workmen's compensation insurance in statutory amounts and to furnish Landlord with the certificates thereof;

        6.1.10 Landlord's Right of Entry -To permit Landlord and Landlord's agents entry upon prior verbal notice: to examine the Premises at reasonable times and, if Landlord shall so elect, to make repairs or replacements; to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not

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

consented to in writing; and to show the Premises to prospective tenants during the six (6) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times;

        6.1.11 Loading - Not to place a load upon the Premises exceeding an average rate of 100 pounds of live load per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Landlord shall in each instance approve; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to eliminate such vibration or noise;

        6.1.12 Landlord's Costs - In case Landlord shall, without any fault on its part, be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant, to pay, as Additional Rent, all costs including, without implied limitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation and, as Additional Rent, also to pay all such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease;

        6.1.13 Tenant's Property - All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord unless due to the fault, willful act, negligence or other misconduct of Landlord;

        6.1.14 Labor or Materialmen's Liens - Not to permit any mechanics' liens, materialmen's liens or other liens to be fixed or placed by or through Tenant against the Premises and agrees immediately to discharge (either by payment or by filing of the necessary bond, or otherwise) any mechanics', materialmen's or other liens which are allegedly fixed or placed by or through Tenant against the Tenant's improvements, the Premises or the bond;

        6.1.15 Changes or Additions - Not to make any structural or material internal changes or additions to the Premises without Landlord's prior written consent; and

        6.1.16 Holdover - In the event Tenant should remain in possession of the Premises after the expiration or earlier termination of the Term, whether by lapse of time or otherwise without the execution and delivery by Landlord and Tenant of an extension hereof or a new lease, to pay to Landlord an amount equal to the product of 1.25 multiplied by the total Fixed Rent calculated on a per diem basis assuming a 360-day year consisting of twelve 30-day months, and any Additional Rent payable under the Lease (immediately prior to expiration of the applicable Term) for each month or portion thereof Tenant shall remain in such possession of the Premises and also to pay all reasonable damages sustained by Landlord on account thereof. The provisions of this subsection shall not operate as a waiver by Landlord of any right of re-entry provided in the Lease. Notwithstanding any other provision contained herein, occupancy of the Premises or any part thereof by Tenant after termination of this Lease shall constitute a tenancy from month to month subject to all the covenants and obligations of this Lease, which either Landlord or Tenant may terminate upon thirty (30) days' written notice to the other. Payment of such Fixed Rent shall be made in accordance with the Lease, provided that any amounts outstanding hereunder shall be due and payable by Tenant on the date Tenant shall dispossess the Premises.

                                   ARTICLE VII
                               CASUALTY AND TAKING

7.1     CASUALTY AND TAKING.

        In case during the Term all or any substantial part of the Premises, the Building or Lot or one or more of them are totally or substantially damaged by fire or any other cause or by action of public or other authority in consequence thereof or are totally or substantially taken by eminent domain or any similar taking by any public authority this Lease shall terminate at Landlord's or Tenant's election which may be made by notice given to the other within 30 days after the occurrence of the event giving rise to the election to terminate, which notice shall specify the effective date of termination, which shall be not less than 30 nor more than 60 days after the date of notice of such termination. For purposes of the preceding sentence, the term "substantially" shall mean, with reference to any event, the Building, Lot and/or Premises cannot be restored to the condition existing prior to such event within 120 days of the date of such event, as reasonably determined by Landlord. Landlord's determination with respect to the matters set forth in the preceding sentence shall be communicated by notice to Tenant within 20 days following the event in question. If in any such case the Premises are rendered unfit for use and occupation and the Lease is not so terminated, Landlord shall use due diligence to put the Premises or, in case of taking, what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required or permitted to remove) into proper condition for use and occupation to the extent permitted by the net award of insurance or damages and a just proportion of the Fixed Rent and Additional Rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises a just proportion of the Fixed Rent and Additional Rent shall be abated for the remainder of the term and an appropriate adjustment shall be made to the Annual Estimated Operating Expenses.

7.2     RESERVATION OF AWARD.

        Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, the Building or Lot, or any one or more of them accruing by reason of the exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority, and Tenant shall not be entitled to, and expressly waives all claims to, any such compensation. It is agreed and understood, however, that Tenant does not waive its right to compensation for the loss of its leasehold interest created pursuant to this Lease, trade fixtures or relocation expenses, all of which Tenant may pursue independently of Landlord.

                                  ARTICLE VIII
                               RIGHTS OF MORTGAGEE

8.1     PRIORITY OF LEASE.

        Landlord shall have the option to subordinate this Lease to any mortgage or deed of trust of the Lot or Building, or both (the "Mortgaged Premises"), pursuant to a Subordination, Non-Disturbance and Attornment Agreement, substantially in the form attached hereto as Exhibit E, which agreement shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the Mortgaged Premises at any foreclosure sale. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary. Unless Landlord exercises such option, this Lease shall be superior to and shall not be subordinated to any mortgage or other voluntary lien or other encumbrance on the Mortgaged Premises.

8.2     LIMITATION OF MORTGAGEE'S LIABILITY.

        Upon entry and taking possession of the Mortgaged Premises for any purpose other than foreclosure, the holder of a mortgage shall have all rights of Landlord and, during the period of such possession, the duty to perform all of Landlord's obligations hereunder. Except during such period of possession, no such holder shall be liable, either as mortgagee or as holder of a collateral assignment of this Lease, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Mortgaged Premises for the purpose of foreclosing a mortgage.

8.3     [INTENTIONALLY OMITTED]

8.4     NO PREPAYMENT OR MODIFICATION, ETC.

        No Fixed Rent, Additional Rent, or any other charge shall be paid more than ten days prior to the due dates thereof, and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee, and Tenant shall be liable for the amount of such payments to such mortgagee. No agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord's mortgagees of record, if any.

8.5     NO RELEASE OR TERMINATION.

        No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 8.5 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the Mortgaged Premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.

8.6     CONTINUING OFFER.

        The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article VIII) constitutes a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry of foreclosure assumes the obligations herein set forth with respect to such mortgagee; such mortgagee is hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name was written hereon as such; and such mortgagee shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article VIII.

8.7     MORTGAGEE'S APPROVAL.

        Landlord and Tenant are aware that this Lease must be approved by Landlord's permanent mortgage lender. In connection therewith, Landlord shall exercise its best efforts to secure such approval at the earliest practicable dates and the parties hereto shall promptly and in good faith consider any reasonable revisions required by Landlord's lender.

                                   ARTICLE IX
                                     DEFAULT

9.1     EVENTS OF DEFAULT.

        The following events will be deemed to be events of default by Tenant under this Lease: (a) failure to pay any Base Rent or Additional Rent or other sums payable by Tenant hereunder when such sums become due; (b) failure to comply with any term of this Lease or the Rules and Regulations to be observed by Tenant; (c) vacation or abandonment of any portion of the Premises; (d) the filing by or against Tenant or any Guarantor of any proceeding under the federal bankruptcy act or any similar law; (e) the adjudication of Tenant or any Guarantor as bankrupt or insolvent in proceedings filed under the federal bankruptcy act or any similar law; (f) the insolvency of Tenant or any Guarantor or the making of a transfer in fraud of creditors or an assignment for the benefit of creditors; or (g) the appointment of a receiver or trustee for Tenant, any Guarantor or any of the assets of Tenant.

9.2     REMEDIES.

        If Tenant has failed to cure a default described in Section 9.1(a) within 10 days after written notice, or if Tenant has failed to cure a default described in Section 9.1(b) within 30 days after written notice or such longer time as is reasonably necessary if Tenant commences to cure within such 30 days, or upon the occurrence of any other event of default Landlord will have the option to do any one or more of the following without any further notice or demand including without limitation any notice of forfeiture or notice to vacate, in addition to and not in limitation of any other remedy permitted by law or by this Lease:

        9.2.1 Termination - Landlord may terminate this Lease, in which event Tenant will immediately surrender the Premises to Landlord, but if Tenant fails to do so, Landlord may without notice and without prejudice to any other remedy Landlord might have, enter and take possession of the Premises and remove Tenant and Tenant's property therefrom without being liable to prosecution or any claim for damages therefor.

        9.2.2 Acceleration - Landlord may declare the entire amount of the rent to become payable during the remainder of the Term to be due immediately, in which event Tenant agrees to pay the same to Landlord on demand. The acceleration and acceptance by Landlord of the payment of such rent will not constitute a waiver of any default then existing or thereafter occurring hereunder.

        9.2.3 Re-letting - Landlord may enter and take possession of the Premises as the agent of Tenant without terminating this Lease and without being liable to prosecution or any claim for damages therefor, and Landlord may re-let the Premises as the agent of Tenant and receive the rent therefor, in which event Tenant will pay to Landlord, on demand, the cost of renovating, repairing and altering the Premises and any deficiency that might arise by reason of such re-letting; provided, however, that Landlord will have no duty to re-let the Premises and the failure of Landlord to re-let the Premises will not release or affect Tenant's liability for rent or for damages.

        9.2.4 Option to Perform - Landlord may perform or cause to be performed the obligations of Tenant under this Lease and may enter the Premises to accomplish such purpose without being liable to prosecution or any claim for damages therefor. Tenant agrees to reimburse Landlord on demand for any expense which Landlord might incur in effecting compliance with this Lease on behalf of Tenant (together with interest at the rate of 11/2% per month), and Tenant further agrees that Landlord will not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1    TITLES.

        The titles of the Articles are for convenience and are not to be considered in construing this Lease.

10.2    NOTICE OF LEASE.

        Upon request from Landlord, simultaneously with the execution and delivery hereof or at any time during the Term, both parties shall execute and deliver a Memorandum of this Lease in recordable form which shall be filed in the Office of the County Clerk of Oklahoma County, Oklahoma, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

10.3    [INTENTIONALLY OMITTED.]

10.4    NOTICE.

        No notice, approval, consent requested or election required or permitted to be given or made pursuant to this Lease shall be effective unless the same is in writing. Communications shall be addressed, if to Landlord, at Landlord's address or at such other address as may have been specified by prior notice to Tenant and, if to Tenant, at Tenant's address or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed served if mailed by certified mail, return receipt requested, and received by the party to whom the communication is addressed.

10.5    BIND AND INURE.

        The obligations of this Lease shall run with the land and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successor owner of the Premises shall be liable only for the obligations accruing during the period of its ownership of the Premises.

10.6    NO SURRENDER.

        The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

10.7    NO WAIVER, ETC.

        The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 6.1.4 whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.8    NO ACCORD AND SATISFACTION.

        No acceptance by Landlord of a lesser sum than the Fixed Rent and Additional Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Lease.

10.9    CUMULATIVE REMEDIES.

        The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.10   PARTIAL INVALIDITY.

        If any term of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

10.11.  LANDLORD'S RIGHT TO CURE.

        If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of 4% per annum in excess of the then prime rate of interest being charged by a majority of the national banks in Oklahoma City), and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord immediately on demand. Landlord shall notify Tenant of the exercise of its rights under this Section following such exercise. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

10.12   ESTOPPEL STATEMENT.

        Tenant agrees from time to time upon not less than 15 days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing in the form attached hereto as Exhibit G certifying that this Lease is unmodified and in full force and effect; that Tenant has no defense, offsets or counterclaims against its obligations to pay the Fixed Rent and Additional Rent and to perform its other covenants under this Lease except for those items enumerated on the estoppel certificate; that there are not uncured defaults of Landlord or Tenant under this Lease

(or, it there have been any modifications, that there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Fixed Rent, Additional Rent and other charges have been paid. Any such statement delivered pursuant to this Section 10.12 may be relied upon by any prospective purchaser or mortgagee of the Mortgaged Premises or any prospective assignee of any such mortgagee.

10.13   WAIVER OF SUBROGATION.

        Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall if the other party so requests and it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

10.14   BROKERAGE.

        Tenant represents and warrants that it has dealt with no broker in connection with this transaction other than NAI Harrison Levy Company ("Harrison Levy") and, except for the payment of the fees of Harrison Levy and its affiliates in accordance with the next paragraph, agrees to defend, indemnify and save Landlord harmless from and against any and all claims for a commission or other fees arising out of this Lease made by reason of Tenant's engagement of a broker.

        Landlord represents and warrants that it has dealt with no broker in connection with this transaction and agrees to defend, indemnify and save Tenant harmless from and against any and all claims for a commission or other fees arising out of this Lease by reason of Landlord's engagement of a broker. Pursuant to a separate agreement between Landlord and Harrison Levy, Landlord shall be responsible for the payment of all fees of Harrison Levy and its affiliates in connection with the execution and delivery hereof.

10.15   LIMITATION OF LIABILITY.

        None of the partners of Landlord, either general or limited, shall be personally liable for the observance or performance of the Landlord's obligations hereunder and Tenant hereby agrees that it shall took solely to the assets of the Landlord for satisfaction of any and all claims which it might have by reason of any default in the observance or performance of any of Landlord's obligations hereunder. Provided, however, as a condition precedent thereto, the Tenant shall first look to the Landlord's interest in the Premises for satisfaction of any and all claims which it may have by reason of any default by Landlord hereunder prior to seeking recourse against the assets of Landlord.

10.16   SECURITY DEPOSIT.

        Tenant shall not be obligated to deposit with Landlord any amount as security for the faithful performance by Tenant of the terms of this Lease.

                                   ARTICLE XI
                               SPECIAL PROVISIONS

11.1    RENEWAL OPTION.

        So long as no Default or Event of Default shall have occurred and be continuing on the last day of the Primary Term, Tenant may elect to extend and renew the Term of this Lease with respect to all but not less than all of the Premises for the Initial Renewal Term. Tenant shall make such election by irrevocable written notice to Landlord on or before June 30, 2009 (the "Initial Renewal Option Notice Date"). So long as no Default or Event of Default shall have occurred and be continuing on the last day of the Initial Renewal Term, Tenant may elect to extend and renew the Term of this Lease with respect to all but not less than all of the Premises for the Second Renewal Term. Tenant shall make such election by irrevocable written notice to Landlord on or before June 30, 2014 (the "Second Renewal Option Notice Date"). Either party, upon the request of other, shall execute and acknowledge, in form suitable for recording, an instrument confirming any such renewal. Time is of the essence with respect to the giving of notice by Tenant of its election to extend the Term of this Lease for the Renewal Terms. The Fixed Rent payable during any Renewal Term shall be at then market rates, not to exceed $13.00 per rentable square foot for the Initial Renewal Term and $15.00 per rentable square foot for the Second Renewal Term; the base year for the Initial Renewal Term will be 2009 and the base year for the Second

Renewal Term will be 2014. The leasing of the Premises during any Renewal Term shall be otherwise on the terms and conditions set forth in this Lease.

11.2    RIGHTS OF FIRST OFFER.

        So long as no Default or Event of Default shall have occurred and be continuing, during the Term of this Lease Tenant shall have a right of first offer to lease any additional space in the Building. Prior to soliciting offers to lease such additional space, Landlord shall give notice to Tenant of the availability of such space, after which Tenant shall have the right, within five
(5) business days thereafter, to lease all of such additional space.

11.3    BUILDING IMPROVEMENTS.

        Landlord agrees to make the following improvements to the Building at Landlord's expense: enlarge both first floor ladies restrooms to six (6) toilets each; and enlarge one (1) first floor men's restroom to two (2) urinals and three (3) toilets.

11.4    BUILDING NAME.

        Landlord agrees to change the Building's name to "Mercury Insurance Group Building." Tenant's right to so designate the name of the Building is contingent upon (i) Tenant remaining the largest lessee of rentable square feet in the Building and (ii) Tenant continuing to lease not less than forty percent (40%) of the renatble square feet in the Building.

11.5    ASBESTOS REPRESENTATIONS.

        To Landlord's actual knowledge, the Building does not contain any asbestos or asbestos containing materials required by law or recommended by Landlord's engineer to be removed.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        EXECUTED and delivered as of the day and year first above written.

                                  LANDLORD: CORPORATE REALTY INCOME FUND I, L.P.
                                            a Delaware limited partnership

                                            By:  /s/ Robert F. Gossett, Jr.
                                                 ----------------------------
                                                 Robert F. Gossett, Jr.
                                                 General Partner

                                  TENANT: MERCURY INSURANCE SERVICES, LLC,
                                          a California limited liability company

                                            By:  /s/ Gabriel Tirador
                                                 -------------------------
                                                     Gabriel Tirador,
                                                     Vice President

ATTEST:

   /s/ Judy Walters
------------------------
          Secretary

(SEAL)

STATE OF NEW YORK     )
                      )
COUNTY OF NEW YORK    )

        The foregoing instrument was acknowledged before me this 23rd day of June, 2004 by Robert F. Gossett, Jr., General Partner of Corporate Realty Income Fund I, L.P., a Delaware limited partnership, on behalf of the partnership.

                                                      /s/ Madeline Matlak
                                                      ----------------------
                                                            Notary Public

My commission expires:

(SEAL)

STATE OF OKLAHOMA     )
                      )
COUNTY OF LOS ANGELES )

        The foregoing instrument was acknowledged before me this 20th day of June 2004 by Gabriel Tirador, Vice President of Mercury Insurance Services, LLC, a California limited liability company, on behalf of the corporation.

                                                      /s/ Carrie Murrillo
                                                      -----------------------
                                                            Notary Public

My commission expires:

(SEAL)

                                   SCHEDULE A

                               Fixed Rent Schedule

Primary Term (62 months)

$486,351/yr payable monthly in an amount equal to $    40,529.25

Floor Area:

43,881 rsf x $10.00 rsf/yr                        $      438,810

Basement Area:

7,314 usf x $6.50 usf/yr                          $       47,541

                              Total               $ 2,431,755.00

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

A part of the Northeast Quarter (NE/4) of Section THIRTY-TWO (32), Township THIRTEEN North (T13N), Range FOUR West (R4W) of the Indian Meridian (I.M.), Oklahoma City, Oklahoma County, Oklahoma more particularly described as follows:
Beginning at a point 2647.22 feet South 00DEG.06'40" East and 134.52 feet South 00DEG.07'59" East and 1160.30 feet North 61DEG.52'25" West and 91.21 feet North 28DEG.07'35" East of the Northeast Corner (NE/C) of said Northeast Quarter (NE/4) for a point of beginning; thence North 61DEG.52'25" West a distance of
465.00 feet; thence North 28DEG.07'35" East a distance of 452.67 feet; thence South 86DEG.42'58" East a distance of 368.83 feet; thence North 62DEG.14'58" East a distance of 62.62 feet; thence South 23DEG.24'23" East a distance of
164.33 feet; thence South 28DEG.07'35" West a distance of 156.35 feet; thence South 47DEG.22'53" West a distance of 101.58 feet; thence South 28DEG.07'35" West a distance of 304.99 feet to the point of place of beginning.

                                  Exhibit "B-1"

                          Description of Original Space

                                   EXHIBIT "C"

                               LANDLORD'S SERVICES

I.      CLEANING

        A       General

                1. All cleaning work will be performed between 6:00 p.m. and 12:00 midnight, Monday through Friday, unless otherwise necessary for stripping, waxing, etc.

                2. Abnormal waste removal (i.e. computer installation paper, bulk packaging, wood or cardboard crates, refuse from cafeteria operation, etc.) shall be Tenant's responsibility.

        B.      Daily Operation (5 times per week)

                1.      Tenant Areas

                        a.      Empty all waste receptacles.

                        b.      Vacuum and spot clean all carpeted areas.

                        c.      Empty, damp-wipe and dry all ashtrays.

                        d. Cleaning of counters and floors in kitchens and employee break areas.

                2.      Lavatories

                        a.      Sweep and wash floors with disinfectants.

                        b. Disinfect both sides of toilet seats, toilet bowls, urinals, basins, and vanities.

                        c.      Clean all mirrors and dispensers.

                        d.      Spot clean toilet partitions.

                        e. Empty and disinfect sanitary napkin disposal receptacles.

                        f.      Empty hand towel disposal receptacles.

                        g Refill toilet tissue, towel, soap and sanitary napkin dispensers.

                3.      Public Areas

                        a Wipe down entrance doors and clean glass (interior and exterior).

                        b. Vacuum elevator carpets and wipe down doors and walls.

                        c.      Dust and spot mop lobby.

                        d.      Clean drinking fountains.

                        e.      Empty trash and ash containers.

        C.      Weekly Operations

                1.      Tenant Areas, Lavatories, Public Areas

                        a. Hand dust and wipe clean all horizontal surfaces with treated cloths to include furniture, window sills, door ledges, chair rails, baseboards, convector tops, etc. within normal reach.

                        b. Remove finger marks from private entrance doors, light switches, and doorways.

                        c. Damp mop lobby and tenant area vinyl tile floors.

                        d.      Sweep all stairways.

        D.      Monthly Operations

                1.      Tenant and Public Areas

                        a. Wash tenant area glass sidelights and interior glass partitions.

                        b.      Spot wash corridor and lobby walls.

                        c.      Remove shoe marks from tenant area entry doors.

                        d.      Spot vacuum seat cushions on chairs, sofas, etc.

                2.      Lavatories

                        a. Wash down toilet partitions and walls around fixtures.

        E.      Semiannual Operations: Tenant and Public Areas

                1.      Clean inside of all windows.

                2.      Clean outside of all windows.

                3.      Dust Levolor blinds.

                4.      Vacuum and dust grill work.

        F.      Annual Operations: Tenant and Public Areas

                1.      Strip and wax lobby and tenant area vinyl tile floors.

        G.      As Needed: Tenant and Public Areas

                1.      Damp wipe vinyl furniture,

                2.      Recoat lobby floor wax.

                3.      Spray buff lobby floor.

II.     HEATING, VENTILATING AND AIR CONDITIONING

        A. Heating, ventilation, and air conditioning as required to provide reasonably comfortable temperatures for normal business day occupancy (excepting holidays); Monday through Friday from 7:00 a.m. to 7:00 p.m. and Saturdays from 8:00 a.m. to 1:00 p.m.

        B. In the event of federal, state or local governmental controls, rules, regulations or restrictions on the use or consumption of energy or other utilities during the term of this lease, including renewals or extensions thereof, both Tenant and Landlord shall be bound and shall comply with the same regardless of any other provisions of this lease; in the event regulations or restrictions by Landlord shall prevail and Landlord shall, without exposure to legal process by Tenant, have the right to enforce compliance including the right of entry into Tenant's space to effect compliance.

III.    WATER

        A Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

IV.     ELEVATORS

        A. Elevators are for the use of all Tenants and the general public for access to and from all floors of the Building. Programming of elevators (including, but not limited to service elevators) shall be as Landlord from time to time determines best for the building as a whole.

V.      CAFETERIA AND VENDING INSTALLATIONS

        A. Any space to be used primarily for lunchroom or cafeteria operation shall be Tenant's responsibility to keep clean and sanitary during the day. Landlord shall nightly clean the floors, tables, and counters, and arrange the furniture, in this space. Landlord shall not be responsible for cleaning out of any refrigerator, except at Tenant's request.

        B. Vending machines or refreshments service installation by Tenant must be approved by Landlord in writing and shall be restricted in use to employees and business callers. All cleaning necessitated by such installations shall be at Tenant's expense.

VI.     ADDITIONAL SERVICES

        A. Any additional services provided to any Tenant which are not provided in like manner or quantities to all Tenants shall be at the sole cost of those Tenants receiving such service or services.

VII.    ELECTRICITY

        A. Landlord shall furnish electrical energy required for lighting, electrical facilities, equipment, machinery fixtures, and appliances used in or for the benefit of Tenant's Space, in accordance with the provisions of the Lease of which this
                Exhibit is a part.

        B. Tenant shall not, without prior written notice to Landlord in each instance, connect to the building electric distribution system any fixtures, appliances or equipment other than normal office machines such as desk-top calculators, typewriters, desk-top computers and printers, and copiers, or any fixtures, appliances or equipment which Tenant on a regular basis operates beyond normal building operating hours. In the event of any such connection, Tenant agrees to pay, as Additional Rent, an amount which will reflect the cost to Landlord of the additional electric service to be furnished by Landlord, such Additional Rent to be due as of the date of any such installation. If Landlord and Tenant cannot agree thereon, such amount shall be conclusively determined by a reputable independent electrical engineer or consulting firm to be selected by Landlord and paid equally by both parties, and the cost to Landlord will be included in Landlord's Operating Costs provided in Section 4.2 hereof.

        C. Tenant's use of electrical energy in Tenant's space shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving Tenant's Space. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the building electric service, Tenant shall not, without prior written notice to Landlord in each instance, connect to the building electric distribution system any fixtures, appliances or equipment which operate on a voltage in excess of 120 volts nominal or make any alteration or addition to the electrical system of Tenant's Space. Unless Landlord shall reasonably object to the connection of any such fixtures, appliances or equipment, all additional risers or other equipment required therefore shall be provided by Landlord, and the cost thereof shall be paid by Tenant upon Landlord's demand. In the event of any such connection, Tenant agrees to pay, as Additional Rent, an amount which will reflect the cost to Landlord of the additional service to be furnished by Landlord, such Additional Rent to be due as of the date of any such connection. If Landlord and Tenant cannot agree thereon, such amount shall be conclusively determined by a reputable independent electrical engineer or consulting firm to be selected by Landlord and paid equally by both parties, and the cost to Landlord will be payable under Section 4.1.2 of the Lease.

        D. If at any time after the date of this Lease, the rates at which Landlord purchases electrical energy from the public utility supplying electrical service to the Building, or any charges incurred or taxes payable by Landlord in connection therewith, shall be increased or decreased, the Additional Rent payable under Section 4.1.2 of the Lease shall be increased or decreased, as the case may be, by an amount equal to the estimated increase or decrease, as the case may be, in Landlord's cost of furnishing the electricity referred to in Paragraph A above as a result of such increase or decrease in rates, charges, or taxes. If Landlord and Tenant cannot agree thereon, such amount shall be conclusively determined by a reputable independent electrical engineer or consulting firm to be selected by Landlord and paid equally by both parties, and the cost to Landlord will be payable under Section 4.1.2 of the Lease. Any such increase or decrease shall be effective as of the date of the increase or decrease in such rate, charges, or taxes.

        E. Tenant shall pay, as additional rent, for electrical usage in the computer room in the basement. Landlord shall render bills on a quarterly basis for such electrical usage, which shall be due and payable within ten (10) days of receipt.

Vlll.   CLARIFICATION OF OPERATING COST ESCALATIONS

        A. Notwithstanding anything contained herein to the contrary, Landlord may not charge Tenant twice for the same increase(s) in operating costs or real estate taxes.

IX.     SNOW REMOVAL

        A. Snow plowing and/or removal from the parking lot, entrances and drives to the Building will be provided as required.

                                   EXHIBIT "D"

                              RULES AND REGULATIONS

        1. The entrance, lobbies, passages, corridors, elevators and stairways shall not be encumbered or obstructed by Tenant, Tenant's agents, servants, employees, licensees or visitors or be used by them for any purpose other than for ingress and egress to and from the Premises. The moving in or out of all safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

        2. No curtains, blinds, shades, or screens, other than those furnished by Landlord, or signs other than those approved by Landlord, shall be attached to, hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Interior signs on doors shall be pointed, or affixed for Tenant by Landlord or by sign painters first approved by Landlord, at the expense of Tenant, and shall be of a size, color, and style acceptable to Landlord.

        3. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, shops, booths, stands, offices, and toilet rooms, either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

        4. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

        5. Tenant may request heating and/or air conditioning during other periods in addition to normal working hours at Tenant's expense by submitting its request in writing to the Building Manager no later than 2:00 p.m. the preceding workday (Monday through Friday). The request shall clearly state the start and stop hours of the "off-hour" service. Tenant shall submit to the Building Manager a list of personnel who are authorized to make such requests. Charges are to be determined by the Building Manager on the additional hours of operation and shall be fair and reasonable and reflect the additional operating costs involved. The current charge for after-hours HVAC is $30.00 per hour.

        6. Tenant shall comply with all security measures from time to time established by Landlord for the Building.

        7. No sign, picture, name, notice or other object shall be displayed or affixed on any part of the Building or Lot (including all common areas) or the Premises which is visible from outside the Premises except that Tenant shall have the nonexclusive right to provide a sign to Landlord to affix to the brick wall in front of the Building, at Landlord's sole cost, which sign shall be approved, prior to installation, by Landlord (as to appearance and design) and the City of Oklahoma City, Oklahoma and any other governmental authority having jurisdiction. No monthly fee shall be assessed by Landlord for such signage.

        8. Landlord hereby assigns Tenant 200 parking spaces, including 20 reserved parking spaces at a location agreeable to the parties. Tenant, its employees and invitees shall not use parking spaces at the Lot assigned to another tenant. Other than a maximum of three (3) pool cars that may remain in Tenant's assigned parking spaces overnight throughout the Term, no vehicle shall be allowed to remain in any of Tenant's parking spaces for more than thirty (30) days. Landlord may have unauthorized vehicles towed, and Tenant shall be responsible for any costs incurred in connection with the towing.

                                   EXHIBIT "E"

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

THIS AGREEMENT is made as of the ____________________ day of__________________ ,
20__ by and among ___________________________________________________, a national banking association, having an office at _______________________________________________________ (the "Lender"),
Corporate Realty Income Fund I, L.P., a Delaware limited partnership, having an office at 475 Fifth Avenue, Suite 2100, New York, New York 10017 (the "Landlord"), and Mercury Insurance Services, LLC, a California limited liability company, having an office at 7301 Northwest Highway, Oklahoma City, OK 73132 (the "Tenant").

                                   WITNESSETH:

        WHEREAS, Lender has made or intends to make a loan or loans (the "Loan") to or for the benefit of Landlord secured, inter alia, by a mortgage or deed of trust granted by Landlord to Lender (such mortgage or deed of trust and all amendments, renewals, modifications, replacements, increases, supplements, consolidations and extensions thereof being hereinafter collectively referred to as the "Mortgage") upon certain real property described in Exhibit A hereto (the "Property"); and

        WHEREAS, Landlord and Tenant have entered into that certain lease agreement, dated as of June __, 2004 (the "Lease"), with respect to certain premises (the "Premises") which are part of the Property; and

        WHEREAS, pursuant to the Mortgage and documents related thereto, Landlord has assigned or is to assign, inter alia, all of its right, title and interest in the Lease and the rents payable thereunder to Lender as security for the performance of its obligations made in connection with the Loan.

        NOW, THEREFORE, intending to be legally bound hereby, in consideration of the mutual promises and covenants of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do mutually covenant and agree as follows:

        1. The Lease is and shall at all times hereafter be subject and subordinate in all respects to the Mortgage and, unless the holders thereof shall otherwise elect, to all future mortgages, deeds of trust and security instruments of the type referred to in paragraph 13 hereof. Such subordination shall be effective as though the Lease shall have been executed after the execution of the Mortgage and such other mortgages, deeds of trust and security instruments and the due and proper recordation thereof in all appropriate offices and indexes.

        2. If Landlord shall default in any of Landlord's obligations under the Lease, then Tenant shall give prompt written notice thereof to Lender. In addition, notwithstanding any provision in the Lease to the contrary, all notices to Landlord relating to any such default shall be given contemporaneously to Lender in writing and any grace period which may be provided to Landlord under the Lease shall not be deemed to have commenced until Lender shall also have received such notice. Tenant shall take no action as a result of such default and shall continue to perform all terms of the Lease as though such default shall not have occurred, until the applicable grace period provided to Lender in this paragraph 2 shall have expired. Lender shall have the right to cure any default by Landlord under the Lease until the later of (i) thirty (30) days after the expiration of any grace period available to Landlord under the Lease, or (ii) sixty (60) days after Lender shall have received written notice from Tenant of such default, provided that, if such default is not capable of being cured by Lender within such period, Lender shall have such additional period of time as may be required within which to cure such default so long as Lender diligently proceeds with efforts to cure such default. Lender shall have the right, but not the obligation, to remedy or cure such default, and in no event shall this Agreement be construed as expanding the rights or remedies of Tenant upon the occurrence of a default under the Lease.

        3. So long as Tenant is not in default in the payment of rent, additional rent or other sums or charges now or hereafter payable under the Lease (collectively, the "Rent") or in the performance of any of the terms, covenants or conditions of the Lease, Tenant, subject to the other provisions of this Agreement, shall not, by reason of foreclosure of the Mortgage, acceptance of a deed in lieu of foreclosure or the exercise of any remedy provided in the Mortgage, be disturbed in Tenant's occupancy of the Premises during the term of the Lease or any extension thereof set forth in the Lease.

        4. If Lender, prior to its acquisition of Landlord's title to the Property, shall at any time exercise a right to receive the Rent, Lender shall not thereby become obligated to Tenant for the performance of any of the terms, covenants, conditions or agreements of Landlord under the Lease. Landlord and Tenant agree with Lender that Tenant shall pay the Rent directly to Lender upon Tenant's receipt of written notice from Lender of the exercise of such rights and Landlord hereby irrevocably authorizes and directs Tenant to make all such payments to Lender.

        5. Tenant shall attorn to and recognize as Tenant's landlord any purchaser at a foreclosure or judicial sale relating to the Mortgage or debt secured thereby or any transferee by deed or assignment in lieu thereof (a "Successor Landlord"). Without further evidence of such attornment and recognition, Tenant shall be bound by and comply with all the terms, provisions, covenants and obligations contained in the Lease on its part to be performed. Notwithstanding anything to the contrary contained in this Agreement or any other instrument (including, without limitation, the Lease), no Successor Landlord or its successors or assigns shall have any obligation whatsoever to complete any improvements or any work or restoration otherwise to be performed under the Lease or to reimburse or otherwise credit Tenant or any other party for any costs thereof, provided that, if a Successor Landlord or its successor or assign shall elect not to complete the same or to reimburse or credit Tenant as aforesaid, then Tenant shall have the right to terminate the Lease as its sole remedy against the Successor Landlord and its successors and assigns.

        6. Landlord and Tenant shall not amend, modify, supplement or terminate the Lease or extend the terms thereof, except as provided in the Lease, and Landlord shall not waive any rights thereunder or grant any approval or consent not required by the Lease to be granted without the written consent of Lender. Any such attempted or purported amendment, modification, supplement, termination, waiver, consent or approval without such consent shall be void and of no effect, unless Lender may otherwise expressly elect in writing.

        7. Notwithstanding any provision of the Lease to the contrary, no notice by Tenant to Landlord under the Lease shall be deemed effectively given to Landlord unless and until Tenant shall also have given the same such notice (including all documents accompanying or required to accompany the same) to Lender in accordance with paragraph 12 below.

        8. In addition to, and not in lieu of all the provisions of this Agreement, neither Lender nor any Successor Landlord nor any of their respective successors or assigns shall in any way or to any extent:

                (a) be liable for any act or omission of any prior landlord (including Landlord) in contravention of any provision of the Lease, whether or not the same be continuing; or

                (b) be subject to any offsets, claims or defenses which Tenant might have against any prior landlord (including Landlord); or

                (c) be bound by any Rent which Tenant might have paid for more than thirty (30) days in advance to any prior landlord (including Landlord); or

                (d) be in any way responsible for any deposit or security which was or shall have been delivered to any prior landlord (including Landlord) but which was not or shall not have been subsequently delivered to Lender or such other person or entity, as the case may be.

        In any such event, Tenant shall nonetheless continue to observe and perform all terms, covenants and provisions of the Lease on its part to be performed.

        9. In the event of a default under the Lease by any Successor Landlord or by any of its successors or assigns, Tenant shall have no recourse to any assets of such Successor Landlord or of its successors or assigns, other than its interest in the Property.

        10. Tenant, in order to induce Lender to enter into this Agreement, hereby affirms that:

                (a) Exhibit B is a full, true and complete copy of the Lease;

                (b) The Lease is in full force and effect and has not been modified or amended (except as may be herein set forth), and no option, if any, to extend the term of the Lease or to expand or contract the area of the Premises has been exercised;

                (c) Tenant has not assigned its interest in the Lease or sublet any of the Premises;

                (d) Tenant has accepted possession of the Premises and acknowledges that all alterations and improvements to be made on the part of Landlord have been completed to Tenant's satisfaction. All other inducements provided by Landlord to Tenant with respect to the Lease have been fulfilled, except as expressly indicated by the terms of the Lease;

                (e) To the best of Tenant's knowledge and belief, Landlord is not in default under any of Landlord's obligations under the Lease;

                (f) Tenant has no right of offset or defense against any Rent or other obligation under the Lease;

                (g) The Lease was duly authorized by Tenant and constitutes the valid and binding obligation of Tenant enforceable in accordance with its provisions;

                (h) Tenant has not prepaid any Rent under the Lease other than for the current month.

        11. Tenant agrees to execute such other documents as Lender may deem reasonably necessary to subordinate the Lease to the lien of the Mortgage and to confirm the other matters contained herein. Tenant further agrees with Lender that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Lender's written consent.

        12. Unless the terms of this Agreement shall require actual delivery, all notices, demands or requests, and responses thereto, required or permitted to be given pursuant to this Agreement shall be in writing and shall be sent by certified or registered mail, postage prepaid, return receipt requested, and addressed to the party at the address set forth above or at such other place as such party or successor or assign may from time to time designate in a notice to the other parties. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall constitute receipt of the notice, demand or request sent.

        13. This Agreement shall be binding upon and inure to the parties and their respective heirs, successors and assigns. Landlord and Tenant acknowledge and agree that, at the election of any subsequent mortgagee, beneficiary of a deed of trust or holder of other security instrument with respect to the Property or any part thereof the proceeds of whose loan are used in whole or in part to refinance the Loan, this Agreement shall also inure to the benefit of such mortgagee, beneficiary or holder. In such event, all references herein to Lender shall also refer to such mortgagee, beneficiary or holder, and all references to the Mortgage shall also refer to such mortgage, deed of trust or security instrument. Landlord and Tenant agree to execute such documents as any such mortgagee, beneficiary or holder may reasonably request to confirm the provisions of this Agreement.

        14. This Agreement may not be changed, amended or modified in any manner other than by an agreement in writing specifically referring to this Agreement and executed by the parties hereto.

        15. This Agreement may be executed in counterparts. If any provision of this Agreement shall be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                  LENDER
ATTEST/WITNESS:


                                            ----------------------------------
                                            By:
Title:                                      Title:

(Corporate Seal]

                                                  LANDLORD
ATTEST/WITNESS:

                                            CORPORATE REALTY INCOME FUND I, L.P.


                                            ----------------------------------
                                            By:
Title:                                      Title:

(Corporate Seal]

                                                  TENANT
ATTEST/WITNESS:

                                            MERCURY INSURANCE SERVICES, LLC


                                            ----------------------------------
                                            By:
Title:                                      Title:

(Corporate Seal]

                      [Add all Guarantors as Signatories.]

STATE OF ___________________  )

                              )  SS:

COUNTY OF __________________  )

On this ____ day of __________________ 20__, before me a notary public, personally appeared _____________________, who acknowledged himself to be the _______________________ of ___________________________________, a
_________________________________, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of such entity by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                  ------------------------------
                                                            Notary Public

My commission expires:

STATE OF ___________________  )

                              )  SS:

COUNTY OF __________________  )

On this ____ day of __________________ 20__, before me a notary public, personally appeared _____________________, who acknowledged himself to be the _______________________ of Corporate Realty Income Fund I, L.P., a Delaware limited partnership, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of such entity by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                  ------------------------------
                                                            Notary Public

My commission expires:

STATE OF ___________________  )

                              )  SS:

COUNTY OF __________________  )

On this ____ day of __________________ 20__, before me a notary public, personally appeared _____________________, who acknowledged himself to be the _______________________ of Mercury Insurance Services, LLC, a California limited liability company, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of such entity by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                  ------------------------------
                                                            Notary Public

My commission expires:

                                    EXHIBIT A

                                Legal Description

                                    EXHIBIT B

                                      Lease

                                   EXHIBIT "F"

                            Tenant Improvement Letter

                      Corporate Realty Income Fund I, L.P.
                          475 Fifth Avenue, Suite 2100
                            New York, New York 10017

June 30, 2004

Mercury Insurance Services, LLC
7301 N. W. Expressway
Oklahoma City, Oklahoma 73132

Attention: Gabriel Tirador, Vice President

                Re: Marathon Oil Building, 7301 Northwest Highway,
                    Oklahoma City, Oklahoma (the "Property")

Dear Mr. Tirador:

        Reference is hereby made to the Lease Agreement, dated as of June __, 2004 (as amended and modified from time to time, the "Lease"), between Corporate Realty Income Fund I, L.P., a Delaware limited partnership, as landlord (together with its successors and assigns, "Landlord"), and Mercury Insurance Services, LLC, a California limited liability company, as tenant (together with its successors and assigns, "Tenant") encumbering the Property. All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Lease.

        Simultaneously with the execution and delivery of the Lease, Landlord and Tenant are executing and delivering this letter which shall set forth the agreement of such parties with respect to improvements by Tenant on the Premises which will include, but are not limited to, demolition of the interior of the Premises as requested by Tenant, painting, remodeling and installation of ceilings, lighting, HVAC, and new carpet, as requested by Tenant (collectively, "Tenant Improvements"). Landlord agrees to be responsible for payment of reasonable Tenant Improvements in an amount not to exceed $482,691, an amount equal to the product of $11.00 and the rentable square feet for the Premises ("Tenant Allowance"). Any amounts to be paid for Tenant Improvements in excess of the Tenant Allowance shall be the obligation of Tenant. Prior to the incurrence of such excess, Landlord shall notify Tenant that Landlord estimates that the costs of Tenant Improvements shall exceed Tenant Allowance. Any excess shall be the obligation of Tenant.

        Tenant shall, on or before commencement of any Tenant Improvement, provide to Landlord for approval, the expense of which shall be the obligation of Tenant, the following plans (the "Plans"):

        A. Complete sets of construction drawings and specifications prepared by an architect provided by Tenant, including but not limited to:

                a. Dimensioned Partition Plans
                b. Dimensioned Electrical and Telephone Outlet Plans
                c. Door and Hardware Schedules
                d. Room Finish Schedule including wall, carpet, and floor tile colors, if any
                e. Electrical and Mechanical Engineering Plans; and

        B. All applicable wall finish, carpet and floor tile colors, if any.

                Landlord shall approve of such Plans on or before the fifth business day following its receipt thereof. Upon approval, Landlord shall be authorized to proceed with the Tenant Improvements set forth in such Plans. The parties agree that Landlord will commence and endeavor to complete Tenant Improvements at any time prior to November 1, 2004. The Premises shall be deemed to be "Ready for Occupancy" when Landlord certifies in writing to Tenant that Landlord has completed the Tenant Improvements unless Tenant notifies Landlord in detail within three (3) Business Days of delivery thereof that the Tenant Improvements are incomplete or detective and such condition materially interferes with Tenant's normal use of the Premises. If Landlord's engineer reasonably determines that such assessment is proper, the Premises shall be "Ready for Occupancy" upon Landlord's correction of such condition, otherwise if Landlord's engineer reasonably determines that such assessment is not proper, the Premises shall be "Ready for Occupancy" on the date of such certificate. Any items to be performed as part of the Tenant Improvements that are incomplete or defective which do not materially interfere with Tenant's normal use of the Premises shall be set forth by Tenant within five (5) Business Days of the Commencement Date as "punch list" items which list shall be agreed to by Landlord's engineer. Landlord agrees to diligently correct such "punch list" items on or before thirty (30) days following the Commencement Date. Other than with respect to the Tenant Improvements described above, Landlord shall have no obligation for the completion of the Premises. After Tenant occupies the Premises, Tenant shall be deemed to have fully accepted Landlord's Work, except as to such "punch list" Items. Neither Landlord nor Landlord's agents have made any representations, warranties or promises with respect to the physical condition of the Building, the Lot or the Premises or any other matter or thing affecting or related to the Premises except as herein expressly set forth.

        Tenant's interior furnishings, i.e., specification, coordination, supply and installation of furniture, furnishings, telephones and movable equipment, will be the responsibility of Tenant. All changes and additions shall be part of the Building except such items as by writing at the time of approval the parties agree either shall be removed by Tenant on termination of this Lease, or shall be removed or left at Tenant's election.

        Subject to the occurrence of an Event of Default under the Lease, Tenant shall diligently proceed to complete the Tenant Improvements in a good and workmanlike manner, consistent with the Plans furnished to Landlord and approved by Landlord. Tenant agrees to respond promptly to any requests or inquiries which shall be made by Landlord during the course of such construction. Tenant may inspect the work of Landlord at reasonable times and shall promptly give notice to Landlord of observed defects.

        This letter agreement shall be interpreted under and governed by the laws of the State of Oklahoma. Landlord and Tenant agree that a breach of any covenant hereunder by Tenant shall be deemed to constitute a default of the Lease subject to Section 9.1 thereof. None of the partners of Landlord, either general or limited, shall be personally liable for the observance or performance of the Landlord's obligations hereunder and Tenant hereby agrees that it shall look solely to the assets of the Landlord for the satisfaction of any and all claims which it might have by reason of any default in the observance or performance of any of Landlord's obligations hereunder provided, however, as a condition precedent thereto, the Tenant shall first look to the Landlord's interest in the Premises for satisfaction of any and all claims which it may have by reason of any default by Landlord hereunder prior to seeking recourse against the assets of Landlord.

        If the terms set forth in this letter agreement are in accordance with your understanding, please execute the copy of this letter in the appropriate signature block set forth below and upon delivery thereof, this letter shall constitute a valid and binding agreement of the parties hereto.

Sincerely,

CORPORATE REALTY INCOME FUND I, L.P.


By: /s/ Robert F. Gossett, Jr.
    --------------------------
      Robert F. Gossett, Jr.
      General Partner

Accepted and Agreed to By:

MERCURY INSURANCE SERVICES, LLC


By: /s/ Gabriel Tirador
    --------------------------
      Name: Gabriel Tirador
      Title: Vice President

Date:  June 30, 2004

                                   EXHIBIT "G"

                              ESTOPPEL CERTIFICATE

Corporate Realty Income Fund I, L.P.
475 Fifth Avenue, Suite 2100
New York, New York 10017

Fleet Bank, National Association
56 East 42nd Street
New York, New York 10017

                Re: Marathon Oil Building, Oklahoma City, Oklahoma (the
                    "Property")

Gentlemen:

        The undersigned Tenant is the lessee of certain premises (the "Leased Premises") located at the above- captioned Property, under the terms of a lease with Corporate Realty Income Fund I, L.P. ("Landlord") either directly or as successor-in-interest to the landlord indicated therein.

        Tenant understands that Landlord is about to obtain a loan (the "Loan") from ________________________ ("Bank") secured by, among other things, a first mortgage or deed of trust encumbering the Property and an assignment of Landlord's leasehold interest in and to the Lease (as defined below). At your request, and knowing that you and your successors, assigns, affiliates, lenders and participants will rely upon the accuracy of the information contained herein, Tenant certifies to you, and to your successors, assigns, affiliates, lenders and participants as follows:

        1. Tenant is the lessee under that certain lease dated June __, 2004 (the "Lease"), which Lease has not been modified, supplemented, amended, renewed, assigned or changed in any way.

        2. The Lease is valid, in full force and effect and enforceable against Tenant in accordance with its terms. To the best of Tenant's knowledge, neither Landlord nor Tenant is in default in the performance or observance of any of their respective obligations under the Lease, and no event has occurred and no condition exists that, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

        3. The commencement date of the Lease is November 1, 2004 and the expiration date of the Lease is December 31, 2009.

        4. The Lease constitutes the entire agreement between the parties and their respective affiliates relating to the Leased Premises. There are no other agreements between Landlord and Tenant with respect to the Leased Premises, including, without limitation, with respect to any concessions or rent adjustments.

        5. Tenant has received all payments due to Tenant from Landlord with respect to any work allowance and any other allowances, concessions, free rent or the like required by the Lease. All improvements required by the Lease to have been made by Landlord have been completed to Tenant's satisfaction in accordance with the Lease.

        6. Tenant has commenced paying rent under the Lease. All rent or other sums payable under the terms of the Lease have been paid to date and the Tenant is not presently contesting same. Tenant is legally required to pay all sums and perform all obligations set forth in the Lease, without concession, abatement, setoff or other basis for relief or adjustment.

        7. The annual minimum rent presently payable under the Lease is $486,351 to and including December 31, 2009.

        8. The Lease obligates Tenant to pay its proportionate share of Operating Expense Escalations with a 2005 Base Year.

        9. No rent or other sum payable by Tenant under the Lease has been paid more than thirty (30) days in advance of its due date.

        10. Tenant represents and warrants that Tenant has paid all contractors that have performed work or provided services to Tenant with respect to the Leased Premises.

        11.     No security deposit is held under the Lease.

        12. Tenant hereby acknowledges and agrees that, if Bank or its designee or assignee shall succeed to the interest of Landlord under the Lease, then, subject to the terms of the Subordination, Non-Disturbance and Attornment Agreement executed by Bank and Tenant in connection herewith, neither Bank nor its designee or assignee shall (i) be liable for any act or omission of any prior landlord (including the present landlord), (ii) be liable for the return of any security deposit (except to the extent that Bank or its designee or assignee receives the same), (iii) be bound by any rent or additional rent Tenant may have paid for more than the current month or (iv) be bound by any assignment, surrender termination, cancellation, waiver, release, amendment or modification of the Lease made after the closing of the Loan without Bank 's prior written consent thereto which affects the square footage of the Leased Premises, rental payments due on account of the Leased Premises or the term of the Lease.

        13. To the extent that the Lease provides for Tenant to deliver written notice to Landlord of any default of Landlord under the Lease, Tenant agrees to give simultaneous written notice to Bank of any such default.

        14. Tenant has no option to renew the Lease, or options or rights to lease any other space in, or to purchase all or any part of, the Property, or rights to terminate the Lease, except as follows:

        Tenant may renew for two (2) successive five (5) year periods on the same terms, upon notice to Landlord given not less than six (6) months prior to expiration of the Term.

        15.     Tenant is in actual possession of the Leased Premises

        16. All notices and other communications shall be in writing and shall be delivered or mailed by certified or registered mail, postage paid, return receipt requested, addressed as follows:

        If to Landlord;         Corporate Realty Income Fund I, L.P.
                                475 Fifth Avenue, Suite 2100
                                New York, New York 10017
                                Attention: Robert F. Gossett, Jr.

        If to Bank:             ____________________________
                                ____________________________
                                ____________________________
                                Attention: _________________

        If to Tenant:           Mercury Insurance Services, LLC
                                7301 Northwest Highway
                                Oklahoma City, OK 73132
                                Attention: Gabriel Tirador

                                                      Very truly yours,

                                                      By:
                                                          ----------------------
                                                          Name:
                                                          Title:

                                                      Date:

                                GUARANTY OF LEASE

LEASE DATE:     June 16, 2004

LANDLORD:       Corporate Realty Income Fund I, L.P.

TENANT:         Mercury Insurance Services, LLC

GUARANTOR:      Mercury Casualty Company

PREMISES:       Marathon Oil Building, 7301.N.W. Expressway

        FOR VALUE RECEIVED, and in consideration of and as an inducement for the execution and delivery of the Lease referred to above between Landlord and Tenant, the undersigned Guarantor hereby guarantees to Landlord, the full and prompt payment of all rent, including fixed rent and any contingent or percentage or other rent, and any and all other sums and charges payable by Tenant under the Lease, and the full and timely performance and observance of all the covenants, terms, conditions and agreements in the Lease to be performed and observed by the Tenant. Guarantor hereby covenants and agrees that if default shall at any time be made by the Tenant in the payment of any such of the covenants, terms, conditions or agreements in the Lease, the Guarantor will promptly pay such rent and other sums and charges to the Landlord, and perform and fulfill all of such terms, covenants, conditions and agreements, and will pay the Landlord all damages and expenses, including attorney's fees, that may arise in consequence of any default by the Tenant under the Lease or by the enforcement of this Guaranty.

        This Guaranty is an absolute and unconditional guaranty of payment and of performance. It shall be enforceable against the Guarantor without the necessity of any suit or proceedings on the Landlord's part of any kind or nature whatsoever against the Tenant and without the necessity of any notice of non-payment, non-performance, non-observance, acceptance of this Guaranty, or any other notice or demand to which the Guarantor hereby expressly waives. The Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or failure to assert by the Landlord against the Tenant any of the rights and remedies available to the Landlord or by relief of Tenant from any of the Tenant's obligations under this Lease by the rejection of the Lease in connection with proceedings under the Bankruptcy Laws now or hereafter in effect or otherwise.

        This Guaranty shall be a continuing guaranty and the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason of any assignment, renewal, modification or extension of the Lease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Lease, or by reason of any extensions of time that may be granted by the Landlord to the Tenant or by reason of a change for different use of the Demised Premises or by reason of any dealings or transactions or matters or things occurring between Landlord and the Tenant, whether or not the Guarantor has knowledge or notice thereof.

        The assignment by Landlord of the Lease and/or the rents and other receipts thereof made either with or without the Guarantor's knowledge or notice shall in no manner whatsoever, release the Guarantor from any liability as Guarantor. This Guaranty may be assigned by the Landlord.

        All the Landlord's rights and remedies under the said Lease or under this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be an exclusion or a waiver of any of the others.

        This Guaranty shall be binding upon the Landlord and Tenant and their respective successors and assigns.

        IN WITNESS WHEREOF, the undersigned has executed this Guaranty of Lease as of the day and year set forth above.

                                                   GUARANTOR:

                                                   Mercury Casualty Company

                                                   By: /s/ Gabriel Tirador
                                                       ----------------------
                                                         Gabriel Tirador,
                                                         President

                                        2